Exhibit T3F

CROSS-REFERENCE TABLE

TIA Section	Indenture Section
310(a)(1)	Section 7.10
(a)(2)	Section 7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	Section 7.10
(b)	Section 7.08; Section 7.10
(c)	N.A.
311(a)	Section 7.11
(b)	Section 7.11
(c)	N.A.
312(a)	Section 2.05, Section 12.03
(b)	Section 12.03
(c)	Section 12.03
313(a)	Section 7.06
(b)(1)	N.A.
(b)(2)	Section 7.06
(c)	Section 12.02
(d)	Section 7.06
314(a)	Section 4.02; Section 4.03
(b)	N.A.
(c)(1)	Section 12.04
(c)(2)	Section 12.04
(c)(3)	N.A.
(d)	Section 11.03
(e)	Section 12.05
(f)	N.A.
315(a)	Section 7.01
(b)	Section 7.05; Section 12.02
(c)	Section 7.01
(d)	Section 7.01
(e)	Section 6.11
316(a)(last sentence)	Section 12.06
(a)(1)(A)	Section 6.05
(a)(1)(B)	Section 6.04
(a)(2)	Section 1 of the Note; Section 12.06
(b)	Section 1 of the Note; Section 6.07
(c)	Section 9.04
317(a)(1)	Section 6.08
(a)(2)	Section 6.09
(b)	Section 2.04
318(a)	Section 12.01

N.A. means Not Applicable

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.